EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the years ended December 31, 2003 and 2002.



/s/  Comyns, Smith, McCleary & Deaver LLP
-----------------------------------------
Lafayette, CA

June 29, 2004



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